Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of NOWnews Digital Media Technology Co. Ltd. of our report dated March 31, 2015 relating to the consolidated financial statements as of and for the years ended December 31, 2014 and 2013 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

KCCW Accountancy Corp.

Diamond Bar, California

September 25, 2015